                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT ( )
FILED BY A PARTY OTHER THAN THE REGISTRANT (X)

CHECK THE APPROPRIATE BOX:

(X)  PRELIMINARY PROXY STATEMENT
( ) CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))]
( )  DEFINITIVE PROXY STATEMENT
( )  DEFINITIVE ADDITIONAL MATERIALS
( )  SOLICITING MATERIAL PURSUANT TO RULE 14A-12

FIRST AMERICAN CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE, ATTN: MARK A. OLIVER, SPOKESPERSON, 400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752, phone (512) 536-9783; with a copy to: Reid A. Godbolt, Esq., Jones & Keller, P.C. 1625 Broadway, Suite 1600, Denver, CO 80202, phone (303) 573-1600.
--------------------------------------------------------------------------------
    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

(X)  NO FEE REQUIRED
( )  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(1) AND 0-11

            (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

            (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

            (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

            (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

            (5)  TOTAL FEE PAID:

( )  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
( ) CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

            (1)  AMOUNT PREVIOUSLY PAID:
                                        ----------------------------------------

            (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                              ------------------

            (3)  FILING PARTY:
                              --------------------------------------------------

            (4)  DATE FILED:
                            ----------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                       FIRST AMERICAN CAPITAL CORPORATION
                                  JUNE 2, 2003
                              --------------------
                             PROXY STATEMENT OF THE
        FIRST AMERICAN COMMITTEE FOR THE PROTECTION OF SHAREHOLDER VALUE
                              --------------------

This proxy statement and the enclosed WHITE proxy card are being furnished to the shareholders of First American Capital Corporation ("First American" or the "Company"), in connection with the solicitation of proxies by the First American Committee for the Protection of Shareholder Value (the "Value Protection Committee") for use at the 2003 annual meeting of shareholders of First American, and at any adjournments, postponements or reschedulings thereof (the "2003 Annual Meeting").

We are soliciting proxies to take the following actions at the 2003 Annual
Meeting:

        (1)  to elect Harold E. Riley, Rick D. Riley, Mark A. Oliver, Michael
             N. Fink, Rickie D. Meyer, Danny N. Biggs, Dean F. Ferrell and Roger
             K. Viola to the board of directors of First American, each to serve until the 2004 annual meeting of shareholders of First American and until their respective successors are duly elected; and

        (2) to transact any other business that is properly brought before the 2003 Annual Meeting.

The 2003 Annual Meeting is scheduled to be held on Monday, June 2, 2003 at _____ a.m. Central Daylight Time at the __________________, located at _________________. First American has set April 30, 2003 as the record date for determining shareholders entitled to notice of and to vote at the 2003 Annual Meeting.

Information concerning the Value Protection Committee, its nominees and other persons who are participants in this proxy solicitation is provided in this proxy statement under the headings "The Value Protection Committee's Nominees," "Information Regarding the Participants" and in Annex A.

                                    * * * * *

A PROXY MAY BE GIVEN BY ANY PERSON WHO HELD SHARES OF FIRST AMERICAN COMMON STOCK ON APRIL 30, 2003, THE RECORD DATE FOR THE 2003 ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR LATEST-DATED PROXY IS THE ONLY ONE THAT COUNTS, SO YOU MAY RETURN THE WHITE PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PROXY. WE URGE YOU NOT TO RETURN ANY PROXY SENT TO YOU BY FIRST AMERICAN.

IF YOU HAVE ANY QUESTIONS ABOUT OUR SOLICITATION, OR NEED ANY ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON SHAREHOLDER COMMUNICATIONS, INC., TOLL-FREE, AT 1-800-732-6168.
                                   * * * * * *
The date of this proxy statement is May __, 2003. This proxy statement and the enclosed WHITE proxy card are first being sent or given to shareholders of First American on or about May ___, 2003.

                                  INTRODUCTION

At the 2003 Annual Meeting, eight persons will be elected as directors of First American to hold office until the 2004 annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

The Value Protection Committee has provided written notice to the secretary of First American of its intent to nominate for election to the board of directors at the 2003 Annual Meeting, and is soliciting your proxy in support of the election of Harold E. Riley, Rick D. Riley, Mark A. Oliver, Michael N. Fink, Rickie D. Meyer, Danny N. Biggs, Dean F. Ferrell and Roger K. Viola. We believe our nominees are highly qualified individuals based on their extensive business and professional experience. For more information regarding our nominees, see "The Value Protection Committee's Nominees." Our nominees collectively own 14.0% of the Company's outstanding common stock, or 658,230 shares.

THE VALUE PROTECTION COMMITTEE IS CONCERNED BY WHAT IT CONSIDERS TO BE THE LACK OF DIRECTION AND MANAGEMENT OF FIRST AMERICAN WITHOUT SIGNIFICANT EXPERIENCE IN MARKETING AND MANAGING SMALL LIFE INSURANCE COMPANIES, COMBINED WITH THE LACK OF ANY MEANINGFUL LIQUIDITY FOR FIRST AMERICAN'S COMMON STOCK. WE HAVE DECIDED TO SEEK THE ELECTION OF OUR SLATE OF DIRECTORS IN AN ATTEMPT TO DELIVER GREATER VALUE TO SHAREHOLDERS.

YOUR VOTE IS IMPORTANT, SO PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE.


================================================================================

  If you have questions or need assistance in voting your shares, please call:

                          (Georgeson Shareholder LOGO)

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 732-6168 (Toll Free)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800

================================================================================

                                   * * * * * *

                      WHY THE NOMINATED SLATE OF DIRECTORS
                      OF FIRST AMERICAN MUST NOT BE ELECTED

It is time to change the board of directors and senior management at First American. The reasons for this change are numerous. Under the First American nominated board of directors and senior management:

o First American is a small life insurance holding company whose capital should not be further eroded. The First American board nominees and senior management of First American do not have the extensive experience in marketing and managing that is needed to steward a small insurance holding company. Experienced management is needed now.

o Our First American stock does not trade in any market. There is no liquidity for our stock. The only known purchases and sales we are aware of were negotiated sales at less than book value at $1.91 per share in September 2002. We will seek to develop liquidity for the First American common stock as well as maximize shareholder value.

o In late 2002 and early 2003, a divided First American board refused to proceed with a bona fide proposal by Citizens, Inc. (a New York Stock Exchange listed financial services company, employer of several of the nominees of the Value Protection Committee and a participant in this solicitation) to be presented to the First American shareholders. Under the proposed agreement, First American would be acquired by Citizens, and First American shareholders would receive $3.50 per share (approximately 1.66 times book value) in the form of Class A common stock of Citizens. While Citizens has withdrawn from the negotiations due to lack of agreement with First American, and it is not currently in a position to proceed to acquire First American because Citizens did not have an opportunity to complete a review of First American, IT IS NOT IN THE BEST INTERESTS OF THE FIRST AMERICAN SHAREHOLDERS TO SQUANDER OPPORTUNITIES SUCH AS MAY HAVE OCCURRED WITH CITIZENS, PARTICULARLY WHERE FIRST AMERICAN HAS LIMITED CAPITAL AND ITS SHAREHOLDERS HAVE NO LIQUIDITY FOR THEIR STOCK.

o Shareholders were denied an opportunity to evaluate an alternative investment in the form of a New York Stock Exchange listed stock. This simply should not have occurred. We believe that shareholders should be allowed to decide for themselves whether to vote on an acquisition proposal with significant value.

o First American continues to lose money, and its stock continues to be illiquid. Its course of action is to entrench management, which does not have significant experience in insurance sales or administration.

o As a small company, the Company has two methods of growth, both of which will be difficult to achieve. First, the Company can pursue new insurance business, which generally depletes capital, as new business is expensive to put on the books of the Company. Second, the Company can attempt to acquire other insurance business. Any acquisitions the Company would consider making would be difficult, because the Company has limited capital and its stock does not trade. Our nominees will seek to manage the Company in light of the obstacles, rather than entrench management.

o The current management of First American has not acted for the benefit of the shareholders as the Company continues to lose money. The Company's nominees to the Board and management are not focused on increasing shareholder value.

                    THE VALUE PROTECTION COMMITTEE'S NOMINEES

The Value Protection Committee has put together a slate of highly qualified nominees whom we believe have the expertise necessary to enhance value to the shareholders of First American, the true owners of the Company.

Our nominees are not part of current management and are committed to exploring alternatives to increase shareholder value. If elected, our nominees are committed to acting in the best interest of First American's shareholders and, subject to their fiduciary duties as directors of First American, will pursue their efforts diligently and promptly.

         Certain Information About Our Nominees. Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of our nominees for at least the past five years. This information has been furnished to us by the respective nominees. Each of our nominees has consented to serve as a director of the Company. None of the entities referenced below is a parent or subsidiary of the Company.

Name and Principal Business                          Present Principal Occupation and Five Year Business
Address                            Age               Experience
---------------------------        ---               ---------------------------------------------------
Harold E. Riley                     74               Controlling Shareholder and Chairman of the Board of
400 East Anderson Lane                               Citizens from 1987 to present.  Citizens is a
Austin, Texas 78752                                  company with a class of equity securities registered
                                                     under the Securities Exchange Act of 1934 and its Class A common stock trades on the New York Stock Exchange under the symbol "CIA."
                                                     Mr. Riley has more than 40 years' experience in the life insurance business, virtually all in top management positions, and has directed the building of three life insurance companies. Mr. Riley has been directly responsible for the acquisition of more than 25 life insurance companies and designed marketing programs that have produced billions of dollars of guaranteed cash value whole life insurance. He started Citizens (through a predecessor company) with
                                                     $2.5 million of personal funds and has brought it to over $340 million of assets and more than $2 billion of insurance in force.

Rick D. Riley                       49               Vice Chairman and Chief Executive Officer of Citizens
400 East Anderson Lane                               October 2000 to present.  Citizens is a company with a
Austin, Texas 78752                                  class of  equity securities registered under the Securities
                                                     Exchange Act of 1934 and its Class A common stock trades on the New
                                                     York Stock Exchange under the symbol "CIA." Chairman of the Board,
                                                     President and Chief Executive Officer of Citizens Insurance Company of
                                                     America, a subsidiary of Citizens, from February 1999 to present.
                                                     Chief Administrative Officer and Secretary of Citizens from October
                                                     1998 to February 1999. Mr. Riley has more than 25 years' experience in the life insurance industry with particular expertise in life insurance data processing systems. Rick D. Riley is the son of Harold
                                                     E. Riley.

Name and Principal Business                          Present Principal Occupation and Five Year Business
Address                            Age               Experience
---------------------------        ---               ---------------------------------------------------
Mark A. Oliver                      44               President and Vice Chairman of Citizens and its affiliates
400 East Anderson Lane                               from February 1999 to present; President of Citizens and its
Austin, Texas 78752                                  affiliates from March 1997 to February 1999; Executive Vice President,
                                                     Chief Financial Officer, Secretary and Treasurer of Citizens and its
                                                     affiliates from 1990 to 1997. Citizens is a company with a class of equity securities registered under the Securities Exchange Act of 1934 and its Class A common stock trades on the New York Stock Exchange under the symbol "CIA." Mr. Oliver has more than 20 years' experience in the area of statutory accounting and reporting. Since joining
                                                     Citizens in 1984, he has overseen all accounting and financial affairs. He coordinates all filings and reports to the Securities and
                                                     Exchange Commission and to various state regulatory agencies and functions as the Chief Investment Officer of all Citizens' companies.

Michael N. Fink                     46               Senior Vice President of Corporate Development of Citizens from
3385 Executive Drive, Suite 308                      February 2003 to present. He is a founder of the Company and was its Chairman
Lexington, Kentucky 40505                            of the Board from inception (July 10, 1996) through November 1, 2002. He is currently a director of the Company. Mr. Fink has over 21 years of experience in the insurance industry, primarily in sales
                                                     management. From 1981 to 1984, Mr. Fink was an agent, District
                                                     Director, and Regional Director with Liberty American Assurance
                                                     Company in Lincoln, Nebraska. In 1984, Mr. Fink transferred to an affiliated company, Future Security Life, in Austin, Texas, where he served as Regional Director and Agency Director until 1988. In
                                                     March 1988, Mr. Fink became affiliated with United Income, Inc. and
                                                     United Security Assurance Company as Agency Director and Assistant
                                                     to the President. In June 1993, Mr. Fink left the United Companies and became President of First Alliance Corporation, an insurance holding company and its life insurance and venture capital companies until First Alliance was acquired by Citizens in
                                                     February, 2003.

Rickie D. Meyer                     52               Marketing Consultant, Citizens from March 2003 to
900 S.W. Robinson, #1905                             present; Mr. Meyer has been a Director of the Company
Topeka, Kansas 66606                                 since its inception in July, 1996 and was the Company's
                                                     President from its inception until February 27, 2003. Mr. Meyer has over 20 years of experience in the insurance industry, primarily in sales management. From May 1982 to October 1984, Mr. Meyer was a life insurance agent, District Director and Executive Sales Director with
                                                     Liberty American Assurance Company in Lincoln, Nebraska. In October
                                                     1984, Mr. Meyer transferred to an affiliated company to become Agency
                                                     Director. In 1985, Mr. Meyer

Name and Principal Business                          Present Principal Occupation and Five Year Business
Address                            Age               Experience
---------------------------        ---               ---------------------------------------------------
                                                     left Liberty American to become an organizer and Zone Sales Director for United Trust, Inc. in Springfield, Illinois. In January 1988, Mr.
                                                     Meyer transferred to Columbus, Ohio to assist in the organization of
                                                     United Income, Inc. and served as Zone Sales Manager. While with
                                                     United Income, he was promoted to Training Director in 1991 and to
                                                     Agency Director in 1993. Mr. Meyer left the United Companies in
                                                     January 1996 to form the Company.

Danny N. Biggs                      65               Director of the Company since its inception in 1996. He is
2601 Canterbury                                      Vice-President, Partner, General Superintendent and
Great Bend, Kansas 67530                             Director of Pickrell Drilling Company, Inc., Mobile Drilling
                                                     Company, Inc., Central Dirt Service, Inc., and Pickrell Acquisitions,
                                                     Inc. and also a Partner in Kelly Petroleum. Mr. Biggs is a past
                                                     President of the Kansas Independent Oil & Gas Association ("KIOGA")
                                                     and is currently a member and director of KIOGA and director and president of Kansas Oil & Gas Hall of Fame & Museum Foundation. He is
                                                     a member of the Great Bend Chamber of Commerce, American Petroleum
                                                     Institute, Interstate Oil & Gas Compact Commission Crude Oil Policy
                                                     Committee, Association of Energy Service Companies and the Independent
                                                     Petroleum Association of America. He served as Chairman of the
                                                     Mid-America Oil & Gas Technology Exposition, Vision 2000 Area
                                                     Relations/Image Committee, KIOGA Membership Committee and general
                                                     Chairman of the 1992 KIOGA Convention. Mr. Biggs was recently inducted into the Kansas Oil & Gas Hall of Fame.

Dean F. Ferrell                     55               Owner, Ferrell Construction of Topeka, Inc., building
2420 N.W. Button Road                                contractor, since May 1976.
Topeka, Kansas 66618


Roger K. Viola                      57               Attorney-at-Law; Security Benefit Group of Companies,
3445 S.W. Alameda Drive                              Senior Vice President, General Counsel and Secretary,
Topeka, Kansas 66614                                 January 1985 through December 2002; Chief Legal Counsel,
                                                     Department of Administration, State of Kansas, January
                                                     2003 through April 2003.

         Stock Ownership of Our Nominees. The deemed beneficial ownership of shares of the Company's common stock by each of the nominees of the Value Protection Committee is as follows:

                                           Shared          Sole            Shared
                        Sole Voting        Voting          Dispositive     Dispositive       Percentage
Nominee                 Power - Shares     Power - Shares  Power - Shares  Power - Shares    Ownership(8)
-------                 --------------     --------------  --------------  --------------    ------------
Harold E. Riley (1)           --               658,230           --             --               14.0%
Mark A. Oliver (1)            --               658,230           --             --               14.0%
Rick D. Riley (2)             --               658,230           --             --               14.0%
Michael N. Fink (3)           --               658,230         125,000          --               14.0%
Rickie D. Meyer (4)           --               658,230         456,000          --               14.0%
Danny N. Biggs (5)            --               658,230          76,000          --               14.0%
Dean F. Ferrell (6)           --               658,230           1,230          --               14.0%
Roger K. Viola (7)            --               658,230           --             --               14.0%

------

(1) On March 19, 2003, Michael N. Fink, Rickie D. Meyer and Danny N. Biggs delivered to Harold E. Riley and Mark A. Oliver three proxies which are irrevocable until February 13, 2004. Under the proxies, Harold E. Riley and Mark A. Oliver have the right to vote 652,000 shares of common stock, which constitutes approximately 13.9% of the Company's outstanding common stock. Each of the three proxies gives either Harold
         E. Riley or Mark A. Oliver the right to vote the number of shares of common stock stated on the proxy until February 13, 2004. Both persons may also be deemed to have shared voting power with respect to the additional 6,230 shares held by the other six nominees. Harold E. Riley and Mark A. Oliver disclaim beneficial ownership of these 6,230 shares.
(2) Rick D. Riley has no record or beneficial ownership of the shares of the Company's common stock, other than deemed shared voting power of 658,230 shares of the Company's common stock which may be attributed to him as a nominee of the Value Protection Committee. He disclaims beneficial ownership of all such shares.
(3) Mr. Fink owns of record 125,000 shares of the Company's common stock as a joint tenant with his spouse, or 2.7% of the Company's outstanding common stock. He and his wife have granted a proxy to Harold E. Riley and Mark A. Oliver to vote such shares until February 13, 2004. Mr. Fink and his spouse have sole dispositive power with respect to such shares. All of the nominees of the Value Protection Committee may be deemed to share voting power with respect to 658,230 shares of the Company's common stock. Mr. Fink disclaims beneficial ownership of 533,230 of such shares, which are the shares not held of record by he and his spouse.
(4) Mr. Meyer owns of record 456,000 shares of the Company's common stock as a joint tenant with his spouse, or 9.7% of the Company's outstanding common stock. He and his wife have granted a proxy to Harold E. Riley and Mark A. Oliver to vote such shares until February 13, 2004. Mr. Meyer and his spouse have sole dispositive power with respect to such shares. All of the nominees of the Value Protection Committee may be deemed to share voting power with respect to 658,230 shares of the Company's common stock. Mr. Meyer disclaims beneficial ownership of 202,230 of such shares, which are the shares not held of record by he and his spouse.
(5) Mr. Biggs owns of record through a trust, of which he is trustee and a beneficiary, 76,000 shares of the Company's common stock, or 1.6% of the Company's outstanding common stock. Through his trust he has granted a proxy to Harold E. Riley and Mark A. Oliver to vote 71,000 shares until February 13, 2004. Mr. Biggs may be deemed to have sole dispositive power with respect to 76,000 shares of the Company's common stock. All of the members of the nominees of the Value Protection Committee may be deemed to share voting power with respect to 658,230 shares of the Company's common stock. Mr. Biggs disclaims beneficial ownership of 582,230 of such shares, which are the shares not held of record by him or by his trust.
(6) Mr. Ferrell owns of record 1,230 shares of the Company's common stock, or less than 1% of the Company's outstanding common stock. Mr. Ferrell has sole dispositive power with respect to such shares. All of the members of the nominees of the Value Protection Committee may be deemed to share voting power with respect to 658,230 shares of the Company's common stock. Mr. Ferrell disclaims beneficial ownership of 657,000 of such shares, which are the shares not held of record by him.
(7) Mr. Viola does not own of record any shares of the Company's common stock. All of the nominees of the Value Protection Committee may be deemed to share voting power with respect to 658,230 shares of the Company's common stock. Mr. Viola disclaims beneficial ownership of all of such shares.
(8) Calculated based on 4,687,078 shares of common stock outstanding as of March 19, 2003, as reported in the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002.

All of our nominees are citizens of the United States. None of our nominees is employed by the Company, although Michael N. Fink, Rickie D. Meyer and Danny N. Biggs are currently members of the Board of Directors of the Company. Mr. Meyer also served as the President of the Company from its inception (July 10, 1996) through February 27, 2003, and Mr. Fink served as Chairman of the Board of the Company from inception (July 10, 1996) through November 1, 2002.

To the best knowledge of the Value Protection Committee, none of the Value Protection Committee or any of the persons participating in this proxy solicitation on behalf of the Value Protection Committee within the past five years:

         o has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);
         o has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws;
         o were parties to a civil proceeding which ultimately mandated activities that were subject to federal securities laws.

         Executive Compensation of Two of Our Nominees. The following table sets forth amounts earned by Messrs. Meyer and Fink, two of the nominees of the Value Protection Committee, in their capacities as President and Chairman, respectively, of the Company in the years indicated:

                                                     Annual Compensation
                                                                                Other Annual              All
Other
Name and Principal Position         Year    Salary($)         Bonus($)(1)       Compensation($)(2)     Compensation
---------------------------         ----    ---------         -----------       ------------------     ------------
Rickie D. Meyer,                    2002     105,301             104,651               8,131                --
Director and                        2001      96,271              79,080               5,983                --
President                           2000      93,000              80,309                  --                --

Michael N. Fink,                    2002      64,748              64,748               3,554                --
Director and                        2001      77,017              63,264               2,792                --
Chairman                            2000      74,330              64,247                  --                --

----------
(1) Included incentive compensation pursuant to the Executive Employment Agreement, based on premiums.
(2) Other Annual Compensation consists of automobile allowances. The aggregate cost to the Company of such personal benefits did not exceed the lesser of $50,000 or 10% of the annual salaries received by the above individuals.

         Compensation of Directors. As an annual retainer fee for directors who are not officers of the Company, an attendance fee pool was established. This pool consists of 1% of the premiums received in each calendar year and is paid to each board member on a pro-rata basis determined by his attendance of board meetings. This fee was payable in cash for 2001 and 2002. In addition, each non-officer director is paid $750 per regular meeting attended for the Company and its subsidiaries, $75 per telephonic board meeting, and $250 per committee meeting. During 2002, there were four regular, two special and two telephonic Board of Directors meetings. In addition, there were four audit committee, four investment committee, two evaluation committee and five compensation committee meetings. No outside director received over $2,500 during 2002 under these arrangements.

         Executive Employment Agreements. The Company had entered into Executive Employment Agreements with Messrs. Fink and Meyer. The employment agreements for Messrs. Fink and Meyer were for a term of four years beginning November 1, 1998. At November 1, 2002 the employment agreement for Mr. Fink expired and was not renewed. The employment agreement for Mr. Meyer expired on November 1, 2002, but was reinstated for a period of time before it was terminated by the Company on or about February 27, 2003.

         Certain Transactions. The Company contracted with First Alliance Corporation ("First Alliance") of Lexington, Kentucky to provide accounting services for the Company's life insurance subsidiary, First Life America Corporation ("FLAC"). Mr. Fink is a founder and officer of First Alliance. Under the terms of the service agreement, the Company paid fees based on a percentage of paid premiums of FLAC. The percentages were 5.5% of first year premiums; 4% of second year premiums; 3% of third year premiums; 2% of fourth year premiums; 1% of fifth year premiums; 1% for years six through ten for ten pay policies and ..5% in years six through twenty for twenty pay policies. Pursuant to the service agreement, the Company incurred $288,936, $142,785 and $117,246 of fees during 2002, 2001 and 2000, respectively.

Effective September 30, 2002 the Company acquired 525,000 shares of its common stock held by First Alliance for an aggregate purchase price of $1,002,750 or $1.91 per share. In conjunction with the agreement to repurchase the stock, the Company also acquired 72,500 shares of its common stock held by six individuals associated with First Alliance (not Mr. Fink) for an aggregate purchase price of $138,475 or $1.91 per share. In a related agreement, the Company and First Alliance agreed to terminate the service agreement between the parties through which the Company received administrative, reporting and underwriting services from First Alliance. Termination of the service agreement occurred by the Company making a lump-sum payment of $212,000 to First Alliance on September 30, 2002. This amount represented the present value of fees earned by First Alliance under the service agreement which would otherwise have been payable over time. These agreements effectively severed First Alliance's financial interest in the Company. First Alliance was acquired by Citizens on February 18, 2003.

In September 2002, Mr. Meyer sold 25,000 shares of common stock held in joint tenancy with his wife to Mr. Bigg's trust for $47,750 or $1.91 per share, and 12,000 shares to another person for $.10 per share. The Meyers also gifted 12,000 shares of common stock to one of their adult sons and another 12,000 shares to an adult nephew.

Except as set forth in this proxy statement or in the annexes hereto, to the best knowledge of the Value Protection Committee, none of the Value Protection Committee, any of the persons participating in this proxy solicitation on behalf of the Value Protection Committee and, with respect to items (i), (vii) and
(viii) below, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons:

         (i) owns beneficially, directly or indirectly, any securities of the Company;
         (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company;
         (iii) owns any securities of the Company of record but not beneficially;
         (iv) has purchased or sold any securities of the Company within the past two years;

         (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company;
         (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company;
         (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000; or
         (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Citizens, Inc. has agreed to pay each of our nominees any out-of-pocket expenses and/or losses incurred by such nominee that arise from investigating or defending any claim brought against him with respect to actions taken in connection with the solicitation of proxies to which this proxy statement relates, other than claims resulting from the nominee's bad faith, willful misconduct or gross negligence.

Each of our nominees, if elected, will be entitled to receive compensation customarily paid by the Company to its independent directors, which compensation is described in the proxy statement with respect to the 2003 Annual Meeting of Shareholders of the Company filed by the Company.

In addition, Mr. Meyer was terminated from employment by the Company in early 2003, and he has requested that First American pay him the sum of $250,000 pursuant to the early termination provisions of his employment contract because he was, among other things, terminated without "cause" as defined in the contract. First American stated in its 2002 Annual Report on Form 10-KSB that, "The Company denies any such obligation." Mr. Meyer intends to pursue his claim. The Value Protection Committee has not reviewed Mr. Meyer's claim and is not in possession of enough information from First American to make a determination regarding Mr. Meyer's claim.

Also, except as set forth in this proxy statement or in the annexes hereto, to the best knowledge of the Value Protection Committee, none of the Value Protection Committee, any of the persons participating in this proxy solicitation on behalf of the Value Protection Committee and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company's last fiscal year.

Except as set forth in this proxy statement or in the annexes hereto, to the best knowledge of the Value Protection Committee, none of our nominees, since the beginning of the Company's last fiscal year, has been affiliated with:

         o any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of 5% of either the Company's or such entity's consolidated gross revenues for its last full fiscal year; or
         o any entity to which the Company or its subsidiaries were indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding 5% of the Company's total consolidated assets at the end of such year.

None of the Value Protection Committee nominees is or during the Company's last fiscal year has been affiliated with any law firm or investment banking firm that has performed or proposes to perform services for the Company, although the Value Protection Committee reserves the right to retain Mr. Viola from time to time at his standard hourly rate to assist in legal matters.

To the best knowledge of the Value Protection Committee, none of the corporations or organizations in which our nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and, except as disclosed in this proxy statement or in the annexes hereto, our nominees do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

We have no reason to believe that any of our nominees will be disqualified or unwilling or unable to serve if elected. The Value Protection Committee reserves the right to nominate substitute persons if First American makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of our nominees. In addition, if any additional directorships are to be voted upon at the 2003 Annual Meeting, the Value Protection Committee reserves the right to nominate additional persons to fill the added positions. Shares represented by proxies given to us will be voted for any substitute or additional nominees of the Value Protection Committee.

                         BACKGROUND OF THIS SOLICITATION

         In late 2002, Citizens and the Company entered into discussions and negotiations concerning the possible acquisition of the Company by Citizens. The parties had a meeting on December 4, 2002, at which representatives of Citizens, Harold E. Riley and Mark A. Oliver, made a presentation to the Company's Board. On December 18, 2002, two current members of the Board of the Company, Harland
E. Priddle and Kenneth L. Frahm, traveled to Austin, Texas to meet with management of Citizens. Citizens' representatives provided a draft acquisition agreement to the Company's representatives. The final purchase price offered by Citizens was $3.50 per share of common stock of the Company to be paid in Class A common stock of Citizens calculated on an average trading price as reported on the New York Stock Exchange 20 days preceding closing. The negotiations were terminated by Citizens shortly after it was informed by the Company's Chairman of the Board, Harland E. Priddle, that the Company needed a "market check" after any definitive purchase agreement was entered into, which would allow the Company to solicit bids for the Company with the Citizens offer in hand. Citizens declined to participate in such a process, particularly without any consideration to Citizens if another better offer was forthcoming from another third party. In the proposed contract that Citizens submitted, however, the Board of the Company had a "fiduciary out" clause where the Company's Board would not be obligated to recommend the Citizens merger proposal in the event a better proposal was forthcoming between the time Citizens and the Company reached a definitive agreement and the closing of such an agreement. In mid-March 2003, Mr. Fink and Mr. Meyer met with management of Citizens to express concerns about the direction of the Company. As a result of that meeting, Harold E. Riley and Mark A. Oliver acquired 12-month irrevocable proxies from Messrs. Meyer, Fink and another director of the Company, Danny N. Biggs (all three of these persons are current Board members of the Company and are nominees of the Value Protection Committee). On March 20, 2003, Harold E. Riley and Mark A. Oliver met with Mr. Priddle to see if negotiations could recommence, but the Citizens proposal to negotiate was turned down by Mr. Priddle a couple days later.

         On or about April 22, 2003, all of the nominees of the Value Protection Committee formed a group, the "First American Committee for the Protection of Shareholder Value" to nominate a slate of directors to stand for election to the Board of the Company at the 2003 Annual Meeting.

         On April 24, 2003, the nominees of the Value Protection Committee and Citizens, Inc. filed a Schedule 13D with the SEC which disclosed the existence of the Value Protection Committee. Shortly thereafter, the Value Protection Committee filed preliminary proxy material with the SEC.

         Three of the nominees of the Value Protection Committee, Messrs. Meyer, Fink and Biggs, are current members of the Board of the Company but Messrs. Fink and Meyer were not on the slate chosen by the Company's Board. Mr. Biggs was chosen as a nominee for the Company's current slate proposed to be elected at the 2003 Annual Meeting, but Mr. Biggs withdrew his name as such a nominee through a letter dated April 14, 2003, which the Company accepted, with regret, in a letter dated April 17, 2003. In early April, Harold E. Riley contacted several of the current Board members of the Company to see if they would be interested in supporting an alternate slate to the Board of Directors of the Company. On April 22, 2003, Messrs. Fink and Meyer delivered a letter to the Company informing it of their opposition to the Company's proposed slate of nominees to the Company's Board.

         The Value Protection Committee intends continually to review the Company's business affairs and financial position and future prospects, as well as conditions in the securities markets and general economic and industrial conditions. Based on such evaluation and review and other factors, the Value Protection Committee will continue to consider various alternative courses of action and will in the future take such actions with respect to the Company as deemed appropriate in light of the circumstances existing from time to time. Such actions include seeking representation on the Board of Directors of the Company as pursuant to this proxy solicitation, and may also include making recommendations to members of management concerning various business strategies and other matters, seeking to acquire control of the Company through a merger, proxy solicitation, tender offer, exchange offer or otherwise, or such other actions as the Value Protection Committee may deem appropriate. Such actions may involve the purchase of common stock of the Company or, alternatively, may involve the sale of all or a portion of the common stock held by them to one or more purchasers. In addition, the Value Protection Committee and Citizens have had and may continue to have discussions with management of the Company. These discussions may involve a possible transaction between Citizens and the Company, including Citizens acquiring control of the Company or potentially acquiring the Company. Citizens continues to maintain an interest in acquiring the Company, but would have to negotiate price terms and complete a detailed review of the Company.

         On or about April 16, 2003, Harold E. Riley, Mark A. Oliver and Citizens filed a Form A statement with the Kansas Insurance Department relating to the First American's insurance subsidiary, First Life American Corporation, which disclosed the granting of the three proxies to Messrs. Harold E. Riley and Mark A. Oliver described above. Each such person disclaimed control of First American because of their inability to elect directors or affect any management policies of First American.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

None of our nominees has failed to file reports related to First American that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended other than Rickie D. Meyer transferred shares of common stock to three persons, in September 2002, but has not filed a Form 4 reflecting such sales and Danny
N. Biggs has not filed a Form 4 relating to his trust's purchase of shares from Mr. Meyer and his wife in September 2002.

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD (AND NOT TO RETURN ANY PROXY CARD SENT TO YOU BY FIRST AMERICAN) TO HELP US PURSUE THE PLAN TO PROTECT SHAREHOLDER VALUE.

                                   * * * * * *

WE STRONGLY BELIEVE THAT IT IS IN THE BEST INTEREST OF SHAREHOLDERS TO ELECT THE VALUE PROTECTION COMMITTEE'S NOMINEES AT THE 2003 ANNUAL MEETING.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE VALUE PROTECTION COMMITTEE'S NOMINEES BY SIGNING, DATING AND RETURNING THE WHITE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE TODAY!

                                    * * * * *

                                VOTING PROCEDURES

HOW DO I VOTE IN PERSON?

If you owned First American common stock on the record date, April 30, 2003, you may attend the 2003 Annual Meeting and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question "What if I am not the record holder of my shares?" If you hold your shares in the name of a bank or broker, you will not be able to vote in person at the 2003 Annual Meeting, unless you have previously specially requested and obtained a "legal proxy" from your bank or broker and present it at the 2003 Annual Meeting.

HOW DO I VOTE BY PROXY?

To vote by proxy, you should complete, sign and date the enclosed WHITE Proxy Card and return it promptly in the enclosed postage-paid envelope.

To be able to vote your shares in accordance with your instructions at the 2003 Annual Meeting, we must receive your proxy as soon as possible but in any event prior to the meeting.

WHAT IF I AM NOT THE RECORD HOLDER OF MY SHARES?

If your shares are held in the name of a brokerage firm, bank nominee or other institution ("Custodian"), only it can give a proxy with respect to your shares. You may have received either a blank, executed proxy card from your Custodian (which you can complete and send directly to the Value Protection Committee) or an instruction card (which you can complete and return to the Custodian to direct its voting of your shares). If your Custodian has not sent you either a blank, executed proxy card or an instruction card, you may contact the Custodian directly to provide it with instructions. If you need assistance, please contact our proxy solicitor, Georgeson Shareholder Communications, Inc., toll-free at 1-800-732-6168.

If your shares are held in the name of a Custodian, and you want to vote in person at the 2003 Annual Meeting, you may specially request a document called a "legal proxy" from the Custodian and bring it to the 2003 Annual Meeting. If you need assistance, please contact our proxy solicitor, Georgeson Shareholder Communications, Inc., toll-free at 1-800-732-6168.

WHAT SHOULD I DO IF I RECEIVE A DIFFERENT COLORED PROXY CARD?

Proxies on any card other than the WHITE Proxy Card are being solicited by the board of directors of the Company. If you submit a proxy to us by signing and returning the enclosed WHITE Proxy Card, do not sign or return the other proxy card or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest-dated proxy will be counted.

If you have already sent a proxy card to the Company, you may revoke it and provide your support to the Value Protection Committee nominees by signing, dating and returning the enclosed WHITE Proxy Card.

WHAT IF I WANT TO REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so in three ways:

o By delivering a later-dated proxy to either Georgeson Shareholder Communications, Inc. or the secretary of First American; or

o By delivering a written notice of revocation to either Georgeson Shareholder Communications, Inc. or the secretary of First American; or

o    By voting in person at the 2003 Annual Meeting.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the secretary of First American, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation of proxy or by calling Georgeson Shareholder Communications, Inc. toll-free at 1-800-732-6168. REMEMBER, YOUR LATEST-EXECUTED PROXY IS THE ONLY ONE THAT COUNTS.

IF I PLAN TO ATTEND THE 2003 ANNUAL MEETING, SHOULD I STILL SUBMIT A PROXY?

Whether you plan to attend the 2003 Annual Meeting or not, we urge you to submit a WHITE proxy. Returning the enclosed proxy card will not affect your right to attend the 2003 Annual Meeting and vote.

WHO CAN VOTE?

You are eligible to vote or to execute a proxy only if you owned First American common stock on the record date for the 2003 Annual Meeting, April 30, 2003. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the 2003 Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares. Based upon the Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002, there were 4,687,078 shares of First American common stock outstanding on the record date for the 2003 Annual Meeting.

HOW MANY VOTES DO I HAVE?

With respect to each matter to be considered at the 2003 Annual Meeting, each shareholder will have one vote for each share of First American common stock held by it on the record date. Based on documents publicly filed by the Company, the Company has no outstanding voting securities other than its common stock.

HOW WILL MY SHARES BE VOTED?

If you give a proxy on the accompanying WHITE Proxy Card, your shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your shares in favor of our nominees. Submitting a WHITE Proxy Card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2003 Annual Meeting.

Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted it.

WHAT IS A QUORUM AND WHY IS IT NECESSARY?

Conducting business at the 2003 Annual Meeting requires a quorum. For a quorum to exist, shareholders representing one-third of the votes eligible to be cast must be present in person or represented by proxy. Abstentions and broker non-votes are treated as present for purposes of determining whether a quorum exists.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW WILL VOTES BE COUNTED?

If a quorum is present, directors will be elected by a plurality of the votes cast. This means that the eight nominees receiving the highest number of votes will be elected as directors. Accordingly, abstentions and broker non-votes do not have the effect of a vote against the election of any nominees. Shareholders do not have the right to cumulate their votes.

Each proposal other than the election of directors will be adopted if a majority of the shares represented at the meeting and entitled to vote on the proposal are voted in its favor. Accordingly, abstentions on each such proposal will have the same effect as a vote against the proposal. Broker non-votes will not have the effect of a vote for or against any such proposal.

HOW CAN I RECEIVE MORE INFORMATION?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Georgeson Shareholder Communications, Inc., toll-free at 1-800-732-6168.

                          OTHER MATTERS TO BE VOTED ON

This proxy solicitation is being made by the Value Protection Committee and not on behalf of the board of directors or management of the Company. The Value Protection Committee is not aware of any other matters to be brought before the 2003 Annual Meeting. Should other matters be brought before the 2003 Annual Meeting, by having signed and returned the enclosed WHITE Proxy Card, you will have authorized the persons named as proxies in the enclosed WHITE Proxy Card to vote on all such matters in their discretion.

The Value Protection Committee expects that the Company's proxy statement relating to the 2003 Annual Meeting, once filed, will contain information regarding (1) securities ownership of certain beneficial owners and management of the Company; (2) the committees of the board of directors; (3) the meetings of the board of directors and all committees thereof; (4) the business background and employment biographies of the Company's nominees for election to the board of directors; and (5) the compensation and remuneration paid and payable to the Company's directors and management. The

Company's shareholders are referred to the Company's definitive proxy statement in connection with the 2003 Annual Meeting for this information.

                             SOLICITATION OF PROXIES

The solicitation to which this proxy statement relates is being made by the Value Protection Committee, which may solicit proxies in person and by mail, press release, advertisement, telephone, facsimile, telegraph, electronic mail, web page publication and other similar means. No person identified above has or will receive compensation for soliciting proxies.

The Value Protection Committee will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. The Value Protection Committee will reimburse those institutions for reasonable expenses that they incur in connection with forwarding our materials.

The Value Protection Committee has retained Georgeson Shareholder Communications, Inc. to solicit proxies on its behalf in connection with the 2003 Annual Meeting. Georgeson Shareholder Communications, Inc. may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 40 people in its efforts. The Value Protection Committee has agreed to reimburse Georgeson Shareholder Communications, Inc. for its reasonable expenses, to indemnify it against certain losses, costs and expenses, and to pay it fees not to exceed $30,000. The agreement between the Value Protection Committee and Georgeson Shareholder Communications, Inc. may be extended for an additional fee. In addition, the Value Protection committee may retain up to six former insurance agents of First American to solicit proxies for the Value Protection Committee at the rate of $5,000 per agent. These agents may be considered for future status as insurance agents of the Company and/or Citizens and its insurance subsidiaries, although no agreements or understandings, oral or written, have been reached.

The entire expense of the proxy solicitation of the Value Protection Committee is being borne by Citizens, Inc., the employer of several of our nominees and a participant in this proxy solicitation. The Value Protection Committee and Citizens may, particularly if the Value Protection Committee nominees are elected to the Company's board of directors, seek reimbursement of expenses relating to this proxy solicitation from the Company. They do not intend to seek shareholder approval of any such reimbursement.

In addition to the costs related to the engagement of Georgeson Shareholder Communications, Inc., and any engagement of former insurance agents of First American, costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items. Total expenditures are expected to be approximately $100,000. Total payment of costs to date in furtherance of our proxy solicitation is approximately $35,000.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

To be included in First American's proxy statement for the 2004 annual meeting of First American shareholders (the "2004 Meeting"), a proposal by a shareholder must generally be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date on which the Company mails its proxy statement in connection with the 2003 Annual Meeting. However, if the 2004 Meeting is more than 30 days from the first anniversary of the 2003 Annual Meeting, the deadline for submitting a proposal is a reasonable time before the Company begins to print and mail its proxy materials for the 2004 Meeting.

                     INFORMATION REGARDING THE PARTICIPANTS

The Value Protection Committee, our nominees and Citizens, Inc. are participants in this solicitation of proxies for the 2003 Annual Meeting within the meaning of the federal securities laws. Additional information related to the members of the Value Protection Committee, including the beneficial ownership of First American common stock by Citizens, is set forth on Annex A to this proxy statement and is incorporated into this proxy statement by reference. Other than as set forth in this proxy statement or the annexes attached hereto, none of the participants is party to any commercial dealing with First American or its subsidiaries that is required to be discussed in this proxy statement by the federal securities laws. Information in this proxy statement about each participant was provided by that participant.

                        INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this proxy statement and the annexes hereto has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The Value Protection Committee has no knowledge that would indicate that statements relating to the Company contained in this proxy statement in reliance upon publicly available information are inaccurate or incomplete. The Value Protection Committee, however, has not accessed the books and records of the Company and is not in a position to verify, or make any representation with respect to the accuracy or completeness of, any such information or statements.

Annex B sets forth information obtained from First American's public filings related to the beneficial ownership of First American common stock and is incorporated in this proxy statement by reference.

                                    * * * * *

WE URGE YOU TO VOTE YOUR SHARES IN FAVOR OF THE VALUE PROTECTION COMMITTEE'S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Questions or requests for additional copies of this statement should be directed to:

                                  -------------

================================================================================

  If you have questions or need assistance in voting your shares, please call:

                          (Georgeson Shareholder LOGO)

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 732-6168 (Toll Free)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800

================================================================================



Date: May __, 2003                     By:
                                          --------------------------------------
                                          Mark A. Oliver, Committee Spokesperson

                                     ANNEX A

         INFORMATION REGARDING THE VALUE PROTECTION COMMITTEE'S NOMINEES
                   AND OTHERS IN ITS SOLICITATION OF PROXIES

The Value Protection Committee, its nominees and Citizens, Inc. are participants (the "Participants" and, each, a "Participant") in the solicitation of proxies in support of electing the Value Protection Committee nominees to the board of directors of First American as nominees are Harold E. Riley, Rick D. Riley, Mark
A. Oliver, Michael N. Fink, Rickie D. Meyer, Danny N. Biggs, Dean F. Ferrell and Roger K. Viola.

SECURITY OWNERSHIP

The number of shares of the Company's common stock beneficially owned and percentage beneficial ownership of each Participant, other than our nominees whose common stock ownership is set forth in the proxy statement to which this annex is attached, as of the date of this proxy statement are as follows:

                                    Number of Shares                   Percentage
Name                                Beneficially Owned (1)             Ownership (2)
---------                           ----------------------             -------------
Citizens, Inc.                              658,230                        14.0%

------
(1) Citizens, Inc. holds no shares of record but may be deemed to have shared voting power with respect to the shares because it is a participant in the solicitation of proxies by the Value Protection Committee. Citizens disclaims beneficial ownership of these shares.
(2) Calculated based on 4,687,078 shares of common stock outstanding as of March 19, 2003, as reported in the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002.

No Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of First American other than common stock described above or in the proxy statement to which this annex is attached. No Participant beneficially owns any securities of any parent or subsidiary of First American. No Participant has record but not beneficial ownership with respect to any securities of First American.

TRANSACTIONS IN FIRST AMERICAN SECURITIES

Other than the transactions described in the proxy statement, no Participant has purchased or sold any securities of First American in the past two years.

ARRANGEMENTS, INTERESTS AND TRANSACTIONS

Other than as described above in the proxy statement with respect to proxies obtained by Harold E. Riley and Mark A. Oliver, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of First American, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

No Participant, no associate of any Participant and no person who is a party to any arrangement or understanding pursuant to which a Value Protection Committee nominee is proposed to be elected has any arrangement or understanding with any person with respect to any future employment by the First

American or its affiliates or with respect to any future transactions to which First American or any of its affiliates will or may be a party.

In addition to the information disclosed in our proxy statement, participants who are Value Protection Committee nominees are expected to receive customary compensation from First American in exchange for their services as directors, if elected.

                                     ANNEX B

                        INFORMATION REGARDING THE COMPANY

The mailing address of the principal executive offices of First American is 1303 S.W. First American Place, Topeka, Kansas 66604.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based upon First American's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002, the following table sets forth certain information with respect to the beneficial ownership of First American common stock as of March 19, 2003 by: (i) each shareholder known by the Value Protection Committee to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) the Company's current Chief Executive Officer, each of the Company's four other most highly compensated executive officers; and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

Name and Address of                           Amount and Nature of
Beneficial Owner             Class of Stock   Beneficial Ownership   Percent of Class
-------------------          --------------   --------------------   ----------------
Rickie D. Meyer              Common                  456,000              9.7%
3513 SW Alameda Dr.
Topeka, Kansas 66614

Danny N. Biggs               Common                   76,000              1.6%
2601 Canterbury
Great Bend, Kansas 67530

Paul E. Burke, Jr.           Common                   50,000              1.1%
2009 Camelback Drive
Lawrence, Kansas 66047

Edward C. Carter             Common                   85,000              1.8%
4100 Wimbledon Drive
Lawrence, Kansas 66047

Michael N. Fink              Common                  125,000              2.7%
2581 Walnut Grove Lane
Lexington, Kentucky 40509

Kenneth L. Frahm             Common                   40,000               *
Box 849
Colby, Kansas 67701

Stephen J. Irsik, Jr.        Common                   69,000              1.5%
05405 Six Road
Ingalls, Kansas 67853

John G. Montgomery           Common                   45,000               *
510 Redbud Lane
Junction City, Kansas 66441

Name and Address of                           Amount and Nature of
Beneficial Owner             Class of Stock   Beneficial Ownership   Percent of Class
-------------------          --------------   --------------------   ----------------
Harland E. Priddle           Common                   40,000               *
8214 South Haven Rd.
Burrton, Kansas 67020

Gary E. Yager                Common                   40,000               *
3521 SW Lincolnshire
Topeka, Kansas 66614

All Directors and Officers   Common                1,026,000             21.9%
As a Group (10 persons)

-----
*Indicates less than 1% ownership.

                          PROXY SOLICITED ON BEHALF OF
        THE FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED APRIL ___, 2003

The undersigned shareholder of First American Capital Corporation, a Kansas corporation (the "Company"), as of April 30, 2003 (the "record date"), hereby appoints Harold E. Riley and Mark A. Oliver, with full power of substitution to act as proxies for the undersigned, and to vote all shares of common stock of the Company for the benefit of the undersigned, which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of the Company to be held on June 2, 2003, and at any and all postponements, adjournments and reschedulings thereof as indicated in the instructions set forth below with respect to the exercise of voting power (not disposition of shares) as set forth on this proxy.

IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE PROPOSAL. IF YOU VOTE OR ABSTAIN WITH RESPECT TO THE FOLLOWING PROPOSAL, THIS PROXY CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF PROXY WITH RESPECT TO SUCH PROPOSALS.

         [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 1.

Proposal No. 1 -- Election of all eight nominees below as directors: Harold E. Riley, Rick D. Riley, Mark A. Oliver, Michael N. Fink, Rickie D. Meyer, Danny N. Biggs, Dean F. Ferrell and Roger K. Viola.

         [ ] FOR ALL NOMINEES LISTED EXCEPT AS WRITTEN BELOW
         [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

(Instruction: If you wish to vote for the election of certain of the nominees, but not all of them, check the "FOR" box above and write the name of each such person you do not wish elected in the following space:
____________________________________. If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

                                 Dated:                                   , 2003
                                       -----------------------------------

                                 Signature:
                                           -------------------------------------

                                 Signature (if held jointly):
                                                             -------------------

                                 Title or Authority:
                                                    ----------------------------

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions about our solicitation, or need any assistance in voting your shares, please contact our proxy solicitor, Georgeson Shareholder Communication, Inc., toll-free, at 1-800-732-6168.